CONSENT OF CHARTERED ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration

Statement on Form S-8 of our report dated September 5, 1996, which appears on page 32 of the Transition Report to Shareholders of The Seagram Company Ltd.

for the transition period ended June 30, 1996, which is incorporated by reference in The Seagram Company Ltd.'s Transition Report on Form 10-K for the

transition period ended June 30, 1996.  We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 25 of such Transition Report on Form 10-K.

/s/ Price Waterhouse

PRICE WATERHOUSE
Montreal, Canada

December 30, 1996